                                                                     EXHIBIT 3.1
                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

                                      OF

                             SALON INTERNET, INC.
          Michael O'Donnell and David Talbot certify that:

          1. They are the President and Secretary, respectively, of Salon Internet, Inc., a California corporation.

          2. The Articles of Incorporation of the corporation are amended and restated in their entirety, to read as follows:


                                   ARTICLE I

          The name of the corporation is Salon Internet, Inc.

                                  ARTICLE II

          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                  ARTICLE III

          The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred" and "Common." The total number of Preferred shares authorized is 16,217,500 and the total number of Common shares authorized is 25,000,000.

          The Preferred shares authorized by these Articles of Incorporation may be issued from time to time in one or more series. The first series of Preferred shares shall be designated Series A Preferred Stock and shall be comprised of 5,017,500 shares. The second series of Preferred shares shall be designated Series B Preferred Stock and shall be comprised of 2,200,000 shares. The third series of Preferred shares shall be designated Series C Preferred Stock and shall be comprised of 9,000,000 shares.

          Each share of Series C Preferred Stock issued and outstanding as of the date of filing of these Amended and Restated Articles of Incorporation is hereby converted into 1.35567 shares of Series C Preferred Stock. No fractional shares shall be issued as a result of such stock split, provided, however, that the number of shares to be received by a shareholder as a result of such stock split shall be rounded to the nearest whole share, and the number of full shares of Series C Preferred Stock to be issued upon conversion of a shareholder's previously outstanding Series C Preferred Stock shall be computed on the basis of the aggregate number of shares of the Series C Preferred Stock held by such shareholder prior to the date of filing of these Amended and Restated Articles of Incorporation.

          Relative rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the "Preferred Stock") and the Common Stock are as follows:

               1.  Dividends.
                   ---------

                   (a) The holders of outstanding Series A, Series B and Series C Preferred Stock shall be entitled to receive in any fiscal year, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, distributions (as defined below) at the rate per annum of $0.08 per share of Series A Preferred Stock, $0.126 per share of Series B Preferred Stock and $0.155 per share of Series C Preferred Stock, respectively, payable in preference and priority to any payment of any dividend on Common Stock. Each share of Preferred Stock shall rank on a parity with every other Preferred share which may be issued in the future, irrespective of series, with regard to distributions at the respective rates fixed for such series. No distributions shall be declared or paid or set apart for payment on the Preferred shares of any series unless at the time a distribution shall also be declared or paid or set apart for payment, as the case may be, on the Preferred shares of each other series then outstanding at the respective fixed rates for such series. The right to such distributions on Series A, Series B and Series C Preferred Stock shall not be cumulative and no right shall accrue to holders of Preferred Stock by reason of the fact that distributions on said shares are not declared in any prior year, nor shall any undeclared or unpaid distribution bear or accrue interest. After distributions shall have been paid to or declared and set apart upon the Preferred Stock at the respective rate for each series, for any one fiscal year of the Corporation, if the Board of Directors elects to declare additional distributions out of any assets legally available therefor, such additional distributions shall be declared on all shares of Preferred Stock and Common Stock, with the amount of such distribution for each share of Preferred Stock equal to the amount of such distribution for one share of Common Stock multiplied by the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the record date fixed for declaration of such distribution.

               (b) For purposes of this Section 1, unless the context otherwise requires, "distribution" shall mean the transfer of cash or other property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Corporation (other than pursuant to a liquidation, dissolution or winding up of the Corporation pursuant to Section 2 below, other than pursuant to the Corporation's Third Amended and Restated Rights Agreement dated on or about the effective date of this filing (the "Rights Agreement"), and other than repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or other property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

          Each holder of shares of Preferred Stock shall be deemed to have consented, for purposes of Sections 503 and 506 of the General Corporation Law of the State of California, to distributions made by the Corporation in connection with the repurchase of shares (i) of Common Stock issued to or held by employees, officers, directors or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase and
(ii) pursuant to the Rights Agreement.

               2.  Preference on Liquidation.
                   -------------------------

                   (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets and surplus funds of the Corporation available for distribution to shareholders shall be distributed as follows:

                       (i) First, the holders of shares of the Series C Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A and Series B Preferred Stock and Common Stock by reason of their ownership of such stock, an amount for each share of Series C Preferred Stock then held by them equal to the sum of (a) $1.94 and (b) the aggregate amount of all declared but unpaid dividends per share, if any, on the shares of Series C Preferred Stock, in each case appropriately adjusted for any stock combinations, consolidations, stock distributions, reclassifications, stock dividends, stock splits or the like with respect to such shares (hereinafter such amounts shall be referred as the "Series C Liquidation Preference Amounts"). If upon occurrence of such event of liquidation, dissolution or winding up, the assets and property legally available to be distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount aforesaid, then the entire assets and property of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to their preferential amounts described above;

                       (ii) Second, the holders of shares of the Series A and Series B Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership of such stock, an amount for each share of Series A and Series B Preferred Stock then held by them equal to the sum of (a) $1.00 for each share of Series A Preferred Stock, (b) $1.58 for each share of Series B Preferred Stock and (c) the aggregate amount of all declared but unpaid dividends per share, if any, on the shares of Series A and Series B Preferred Stock, in each case appropriately adjusted for any stock combinations, consolidations, stock distributions, reclassifications, stock dividends, stock splits or the like with respect to such shares (hereinafter such amounts shall be referred as the "Series A and B Liquidation Preference Amounts").

          If upon occurrence of such event of liquidation, dissolution or winding up, the assets and property legally available to be distributed among the holders of the Series A and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount aforesaid, then the entire assets and property of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A and Series B Preferred Stock in proportion to their preferential amounts described above.

                       (iii) After the distributions described in subsections 2(a)(i) and (ii) have been paid, all remaining assets available for distribution, if any, shall be distributed ratably among the holders of Common Stock and Preferred Stock on an as-converted basis.

                   (b) The merger or consolidation of the Corporation into or with another corporation or a transaction or series of related transactions pursuant to which merger, consolidation or transaction or series of transactions the shareholders of the Corporation immediately prior to such merger, consolidation, transaction or series of transactions do not own a majority of the outstanding stock or at least 50% of the voting control of the surviving corporation following such merger, consolidation transaction or series of transactions, or the sale, transfer, lease or other conveyance of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 2; and in any such case the liquidation preference which the holders of Preferred Stock shall be entitled to receive shall be computed in the same manner as if the Corporation's available assets were actually being distributed to shareholders (even though holders of Common Stock and other classes or series of Preferred Stock which may be issued in the future are not or may not be entitled to receive any actual distribution upon such deemed liquidation or dissolution), and the value of the Corporation's assets for purposes of computing the amount of such liquidation preference shall be deemed to be (i) the fair market value of all consideration proposed to be paid or exchanged for all of the Corporation's outstanding capital stock upon any such merger or consolidation, or (ii) the fair market value of all consideration proposed to be paid to the Corporation upon any sale, transfer, or other conveyance of all or substantially all of the assets of the Corporation, as applicable.

                   (c) Notwithstanding subsections 2(a) and (b), the holders of Preferred Stock shall have no priority or preference with respect to distributions made by the Corporation in connection with the repurchase of shares of capital stock pursuant to the Rights Agreement or Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

               3.  Voting Rights. In connection with any vote or consent
                   -------------
requirement hereunder, and except as otherwise required by law, the holder of each share of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. As long as more than an aggregate of 500,000 shares of Series A Preferred Stock (appropriately adjusted for stock combinations, consolidations, stock distributions, reclassifications, stock dividends, stock splits and the like) are outstanding, the holders of the Series A

Preferred Stock, voting as a single class, shall have the right to elect one member of the Board of Directors of the Corporation. As long as more than an aggregate of 500,000 shares of Series B Preferred Stock (appropriately adjusted for stock combinations, consolidations, stock distributions, reclassifications, stock dividends, stock splits and the like) are outstanding, the holders of the Series B Preferred Stock, voting as a single class, shall have the right to elect one member of the Board of Directors of the Corporation. As long as more than an aggregate of 500,000 shares of Series C Preferred Stock (appropriately adjusted for stock combinations, consolidations, stock distributions, reclassifications, stock dividends, stock splits and the like) are outstanding, the holders of the Series C Preferred Stock, voting as a single class, shall have the right to elect one member of the Board of Directors of the Corporation. The holders of the Common Stock, voting as a single class, shall have the right to elect two members of the Board of Directors of the Corporation. The holders of Common Stock and Preferred Stock, voting as a single class, shall have the right to elect the remaining members of the Board of Directors. The holders of the Preferred Stock shall vote with holders of the Common Stock upon any other matter submitted to a vote of shareholders, except those matters required by law or these articles to be submitted to a class or series vote.

          4.   Conversion Rights.
               -----------------

               (a) Optional Conversion; Conversion Rate; Conversion Price.  Each
                   ------------------------------------------------------
share of Preferred Stock shall be convertible, at the option of the holder thereof, into shares of Common Stock at any time after the issuance of such share. The number of shares of Common Stock into which each share of Series A, Series B and Series C Preferred Stock may be converted shall be determined by dividing $1.00, $1.58 and $1.94 respectively, by a price, hereinafter referred to as the "Conversion Price," in effect for such series of Preferred Stock at the time of the conversion. The Conversion Price per share of Series A Preferred Stock initially shall be $1.00, the Conversion Price per share of Series B Preferred Stock initially shall be $1.58, and the Conversion Price per share of Series C Preferred Stock initially shall be $1.94, each subject to adjustment as provided in Section 5 below.

               (b) Automatic Conversion.
                   --------------------

                   (i) Conversion of Preferred Shares. Each share of a given series of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock of the Corporation at the Conversion Price then in effect for such series of Preferred Stock (subject to adjustment pursuant to Section 5 below) at any time during the Conversion Period immediately (as defined below) upon the earlier to occur of:

                        (A) the closing of a sale of the Corporation's securities in an underwritten registered public offering on the NASDAQ National Market with proceeds to the Corporation of at least Twenty Million Dollars ($20,000,000) and an offering price per share to the public equal to or greater than Five Dollars and Eighty-Two Cents ($5.82), appropriately adjusted for stock dividends, stock splits, stock combinations, recapitalizations, reclassifications, exchanges and the like ("Initial Public Offering");

                        (B) the date on which the holders of two-thirds of the then outstanding shares of all series of Preferred Stock (determined on an as-converted basis) consent in writing to such conversion; provided, that no shares of Series C Preferred Stock shall convert pursuant to this Section 4(b)(i)(B) unless holders of two-thirds of the then outstanding Series C Preferred Stock consent in writing to such conversion, and provided, further, that all shares of Series C Preferred Stock shall convert pursuant to this Section 4(b)(i)(B) if holders of two-thirds of the then outstanding Series C Preferred Stock consent in writing to such conversion; or

                        (C) at such time as there are outstanding less than an aggregate of 500,000 shares of Series A Preferred Stock, 180,000 shares of Series B Preferred Stock or 750,000 shares of Series C Preferred Stock, appropriately adjusted for stock combinations, consolidations, stock distributions, reclassifications, stock dividends, stock splits and the like.

               (c) Conversion Mechanics. The holder of any shares of Preferred
                   --------------------
Stock may exercise the conversion rights as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Except as set forth above, conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in subsection 4(d) below. The holder shall be deemed to have become a shareholder of record for the Common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event such holder shall be deemed to have become a shareholder of record for the Common Stock on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of shares of Series A, Series B or Series C Preferred Stock, as the case may be, represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate for the number of shares of Series A, Series B or Series C Preferred Stock representing the unconverted portion of the certificate so surrendered.

               (d) No Fractional Shares. No fractional shares of Common Stock or
                   --------------------
scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of

Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined in good faith by the Corporation's Board of Directors.

               (e) Taxes.  The Corporation shall pay any and all issue and other
                   -----
taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion pursuant hereto of Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (f) Share Reserve. The Corporation shall at all times reserve and
                   -------------
keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and shareholder approval), in accordance with the laws of the State of California, increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding.

               (g) Registration or Listing.  If any shares of Common Stock to be
                   -----------------------
reserved for the purpose of conversion of shares of Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

               (h) Status Upon Issuance. All shares of Common Stock which may be
                   --------------------
issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Corporation with respect to the issuance thereof.

          5.   Adjustments.  The number of shares of Common Stock to be issued
               -----------
upon conversion of the Preferred Stock shall be subject to adjustment from time to time as follows:

               (a) Stock Splits, Dividends and Combinations. In case the
                   ----------------------------------------
Corporation shall at any time subdivide the outstanding Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to each such subdivision or issuance of such stock dividend shall be proportionately increased (with appropriate adjustments in the applicable Conversion Price) and in case the Corporation shall at any time combine the outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to each such combination shall be proportionately decreased (with appropriate adjustments in the applicable Conversion Price), effective at the close of business on the date of each such subdivision, stock dividend or combination, as the case may be.

               (b) Capital Reorganizations. In case of any capital
                   -----------------------
reorganization (other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, the Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the shares of Preferred Stock immediately prior to each such reorganization or recapitalization would have been entitled upon such reorganization, or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

               (c) Noncash Dividends, Stock Purchase Rights, Capital
                   -------------------------------------------------
Reorganizations and Dissolutions. In case:
--------------------------------

                   (i) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

                   (ii) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                   (iii) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

                   (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in any such case, the Corporation shall cause to be mailed to the transfer agent for Preferred Stock, and to the holders of record of the outstanding Preferred Stock, at least ten days prior to the date hereinafter specified, a notice stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

               (d) Other Issuances.  Upon the issuance by the Corporation of any
                   ---------------
Equity Securities (as defined below) for consideration per share of Common Stock issued or issuable upon exchange, exercise or conversion of such Equity Securities of less than the Conversion Price of the Series C Preferred Stock then in effect, then the Conversion Price for the Series C Preferred Stock shall be reduced to equal the consideration per share of Common Stock issued or issuable upon exchange, exercise or conversion of such Equity Securities received by the Corporation for such Equity Securities. Upon the issuance by the Corporation, on or after the effective date of these Amended and Restated Articles of Incorporation, of Equity Securities for a consideration per share of Common Stock issued or issuable upon exchange, exercise or conversion of such Equity Securities of less than the Conversion Price of the Series B Preferred Stock in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Conversion Price of Series B Preferred Stock shall be reduced to equal the consideration per share of Common Stock issuable upon exchange, exercise or conversion of such Equity Securities received by the Corporation for such Equity Securities. Upon the issuance by the Corporation, on or after the effective date of these Amended and Restated Articles of Incorporation, of Equity Securities for a consideration per share of Common Stock issued or issuable upon exchange, exercise or conversion of such Equity Securities of less than the Conversion Price of the Series A Preferred Stock in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Conversion Price of Series A Preferred Stock shall be reduced to equal the consideration per share of Common Stock issuable upon exchange, exercise or conversion of such Equity Securities received by the Corporation for such Equity Securities.

          For purposes of this subsection 5(d) the following provisions will be applicable:

                        (A) In the case of an issue or sale for cash of shares of Common Stock, the "consideration per share" received by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Corporation.

                        (B) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors.

                        (C) In case of the issuance by the Corporation in any manner of any rights to subscribe for or to purchase shares of Common Stock, or any options for the purchase of shares of Common Stock or stock convertible into Common Stock, all shares of Common Stock or stock convertible into Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Common Stock or stock convertible into Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights or options, shall be deemed to be the "consideration per share" received by the Corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

                        (D) In case of the issuance or issuances by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration per share" received by the Corporation for such additional shares of Common Stock shall be deemed to be the total of (X) the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus (Y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

                        (E) The amount of the "consideration per share" received by the Corporation upon the issuance of any rights or options referred to in subsection (C) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection (D) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (A) and (B) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock; provided, however, that if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Corporation other than Common Stock, the amount of the "consideration per share" received by the Corporation upon the original issuance of such obligations or shares or stock so convertible or exchangeable shall be deemed to be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the Board of Directors at or as of that date. On the expiration of any rights or options referred to in subsection (C), or the termination of any right of conversion or exchange referred to in subsection (D), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of common stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

                        (F) Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of a Conversion Price as a result of the issuance after the effective date of these Amended and Restated Articles of Incorporation, (x) of shares of Common Stock (or any options, warrants or rights to purchase such shares) to officers, directors, employees or consultants of the Corporation or its subsidiaries pursuant to stock option or stock purchase plans or agreements or other employee benefit plans and any shares of Common Stock issued upon exercise or conversion pursuant to such plans or agreements, or (y) up to 500,000 shares of Common Stock (or any options, warrants or rights to purchase such shares), appropriately adjusted for any stock combinations, consolidations, stock distributions, reclassifications, stock dividends, stock splits or the like, which have been approved by the Board of Directors in connection with an equipment leasing or other financing arrangements with banks or other financial institutions, or (z) of shares issuable upon conversion or exercise of securities which are outstanding as of the date of these Amended and Restated Articles.

                        (G) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons or options or rights not referred to in this Section 5, then, in each such case, the holders of the Series A, Series B and Series C Preferred Stock shall be entitled to the distributions at the rate provided for in Section 1 above before any distribution shall be made to the holders of the Common Stock, and no adjustment to the Conversion Prices provided for in this Section 5 shall be applicable

                        (H) For purposes of this Section 5, "Equity Securities" shall mean any securities having voting rights in the election of the Board of Directors not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any agreement or commitment to issue any of the foregoing.

               (e) Protection of Conversion Rights. The Corporation will not, by
                   -------------------------------
amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A, Series B and Series C Preferred Stock against impairment.

               (f) Certificate of Adjustment. Upon the occurrence of each
                   -------------------------
adjustment or readjustment of a Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and prepare and furnish to each holder of Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Price at the time in effect for the Series A, Series B and Series C Preferred Stock as the case may be, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares.

          6.   Changes Affecting the Preferred Stock.  So long as any shares of
               -------------------------------------
Series A, Series B or Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a two-thirds of the total number of shares of Preferred Stock then outstanding, voting together as a single class, (i) alter or change any or all of the rights, preferences, privileges and restrictions granted to or imposed upon the Series A, Series B or Series C Preferred Stock; or (ii) increase or decrease the authorized number of shares of Series A, Series B or Series C Preferred Stock or Common Stock; or
(iii) create any new class or series of shares of preferred stock senior to or on a par with the Series A, Series B or Series C Preferred Stock as to voting rights, dividends, anti-dilution protection or a distribution of assets of the Corporation in liquidation; or (iv) sell, lease, convey, exchange, license, transfer or otherwise dispose of all or substantially all of its assets (other than for the purposes of securing payment of any contract or obligation); or (v) effect any merger or consolidation with or into any other corporation such that the shareholders of the Corporation do not own the majority of the outstanding stock following such merger or consolidation except into or with a wholly-owned subsidiary; or (vi) amend the provisions of this Section 6.


                                  ARTICLE IV

     The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

     Any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any right or protection of a director or officers of the Corporation existing at the time of such amendment, repeal or modification.

          1. The foregoing Amendment and Restatement of Articles of Incorporation has been duly approved by the board of directors.

          2. The foregoing Amendment and Restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock is 859,998. The total number of outstanding shares of Series A Preferred Stock is 5,000,000. The total number of outstanding shares of Series B Preferred Stock is 1,898,733. The total number of outstanding shares of Series C Preferred Stock is 2,015,210. There are no outstanding shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series C-1 Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and two-thirds of the outstanding shares of each of the Series A, Series B and Series C Preferred Stock.

                 [REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

     The undersigned each declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge.

     Executed at San Francisco, California, on April 7, 1999.


                                    /s/ Michael O'Donnell
                                    ------------------------------------
                                    Michael O'Donnell, President



                                    /s/ David Talbot
                                    ------------------------------------
                                    David Talbot, Secretary